UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2020

PINNACLE FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Third Avenue South, Suite 900, Nashville, Tennessee 37201
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (615) 744-3700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock par value $1.00	PNFP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 22, 2020, Pinnacle Financial Partners, Inc. (the "Company”) entered into an amendment (the “Amendment”) to its Loan Agreement with US Bank, National Association (“Lender”), dated March 29, 2016, as amended (the “Loan Agreement”). The Amendment, among other things, extends the maturity date of the Credit Facility to July 24, 2020 and amends certain of the other provisions of the Loan Agreement. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Company’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”), held on April 21, 2020, Abney S. Boxley, III, Charles E. Brock, Renda J. Burkhart, Gregory L. Burns, Richard D. Callicutt, II, Marty G. Dickens, Thomas C. Farnsworth, III, Joseph C. Galante, Glenda Baskin Glover, David B. Ingram, Robert A. McCabe, Jr., Ronald L. Samuels, Gary L. Scott, Reese L. Smith, III, G. Kennedy Thompson and M. Terry Turner were elected as directors of the Company to hold office for a term of one year and until their successors are duly elected and qualified. In addition, at the Annual Meeting, the shareholders (i) ratified the appointment of Crowe LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020, and (ii) approved, on a non-binding, advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 12, 2020 (the “Proxy Statement”).

The final voting results of the director elections, ratification of the appointment of Crowe LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020, and the non-binding, advisory approval of compensation for the Company's named executive officers, which were described in more detail in the Proxy Statement, are set forth below.

(1) Each director nominee was elected by the following tabulation:

	For	Against	Abstain	Broker Non-Votes
Abney S. Boxley, III	57,973,622	1,034,354	754,878	10,236,901
Charles E. Brock	58,651,376	332,232	779,246	10,236,901
Renda J. Burkhart	58,645,653	327,268	789,933	10,236,901
Gregory L. Burns	57,967,839	1,051,414	743,601	10,236,901
Richard D. Callicutt, II	57,824,975	1,187,481	750,398	10,236,901
Marty G. Dickens	57,742,338	1,061,885	958,631	10,236,901
Thomas C. Farnsworth, III	58,043,092	957,730	762,032	10,236,901
Joseph C. Galante	58,668,076	310,328	784,450	10,236,901
Glenda Baskin Glover	58,281,683	731,056	750,115	10,236,901
David B. Ingram	58,756,295	270,475	736,084	10,236,901
Robert A. McCabe, Jr.	57,342,183	1,645,239	775,432	10,236,901
Ronald L. Samuels	58,358,666	630,639	773,549	10,236,901
Gary L. Scott	57,532,371	1,448,602	781,881	10,236,901
Reese L. Smith, III	58,591,253	420,120	751,481	10,236,901
G. Kennedy Thompson	58,493,624	475,990	793,240	10,236,901
M. Terry Turner	58,396,471	593,853	772,530	10,236,901

(2) The ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 was approved by the following tabulation:

For	Against	Abstain
68,896,432	337,270	766,053

(3) The non-binding, advisory basis, vote on the compensation of the Company’s named executive officers was approved by the following tabulation:

For	Against	Abstain	Broker Non-Votes
57,241,031	1,495,939	1,025,884	10,236,901

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Seventh Amendment to Loan Agreement dated as of April 23, 2020 by and between U.S. Bank National Association and Pinnacle Financial Partners, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

             PINNACLE FINANCIAL PARTNERS, INC.

             By: /s/ Harold R. Carpenter
            Name: Harold R. Carpenter
              Title: Executive Vice President and
              Chief Financial Officer

Date: April 24, 2020